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                                  EXHIBIT 23.1

                 CONSENT OF PETERSON & CO., INDEPENDENT AUDITORS





     We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference in CardioDynamics International Corporation's Amendment No. 1 to Registration Statement on Form S-3 (pertaining to 2,527,101 common shares) and in the related prospectuses of our report dated February 25, 1997 (except for Note 14, as to which the date is March 6, 1997) on the financial statements of CardioDynamics International Corporation for the fiscal year ended November 30, 1996.



                                                   /s/ Peterson & Co.
                                                   PETERSON & CO.

       August 1, 1997
       San Diego, California





                                  EXHIBIT 23.1